Exhibit 99.1

July 21, 2004

Dear Investors and Analysts,

Please find attached the forward-looking guidance provided during our second quarter 2004 earnings conference call.

Respectfully,

Brad Ellsworth

Director

Investor Relations

Statements in this filing that are not purely historical facts, including statements regarding our beliefs, expectations, intentions or strategies for the future, may be “forward-looking statements” under the Private Securities Litigation Reform Act of 1995.  All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, the future level of air travel demand, the Company’s future load factors and yields, the airline pricing environment, increased costs for security, the cost and availability of aviation insurance coverage and war risk coverage, the general economic condition of the U. S. and other regions of the world, the price and availability of jet fuel, the aftermath of the war in Iraq, the possibility of additional terrorist attacks or the fear of such attacks, concerns about Severe Acute Respiratory Syndrome (SARS) and other influenza or contagious illnesses, labor negotiations both at other carriers and the Company, low fare carrier expansion, capacity decisions of other carriers, actions of the U.S. and foreign governments, foreign currency exchange rate fluctuation and inflation.  Additional information with respect to the factors and events that could cause differences between forward-looking statements and future actual results is contained in the Company’s Securities and Exchange Commission filings, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2003.  We undertake no obligation to update any forward-looking statements to reflect events or circumstances that may arise after the date of this filing.

Year-over-year% Increase/(Decrease)
Capacity (ASMs)	Q3 04E	2004E

Domestic	2% - 3%	2% - 3%
Pacific	4% - 5%	2% - 3%
Atlantic	(4%) - (5%)	3% - 4%
System (Mainline)	2% - 3%	2% - 3%
Airlink	30% - 31%	27% - 28%

Year-over-year% Increase/(Decrease)
Statistics	Q3 04E	2004E

CASM excluding fuel	2% - 3%	(1%) - 1%
Fuel Gallons	(1%) - (2%)	0% - 1%
Fuel Price (excluding taxes)	110-120 cts/gal	105-115 cts/gal

As of the date of this filing, we have 30% of the third quarter 2004 and 20% of the fourth quarter 2004 fuel requirements hedged through collars at $36-$40/bbl.  There are no other fuel hedges in place in 2004 so forecasts are simply based on the forward curves for oil prices.

Fleet

The following fleet guidance includes all firm deliveries and scheduled retirements for the calendar year 2004 and 2005.

		2004	2004
Aircraft	YE03	Deliveries	Retirements		YE04
B747	33	—	(10	)***	23
B747-F	12	—	—		12
A330	5	10	—		15
DC10	22	—	—		22
B757	72	—	—		72
A320	78	—	—		78
A319	70	—	—		70
DC9	165	—	(2)		163
RJ85*	35	—	—		35
CRJ**	76	38	—		114

Total Jet	568	48	(12)		604

		2005	2005
Aircraft	YE04	Deliveries	Retirements	YE05
B747	23	—	—	23
B747-F	12	—	—	12
A330	15	3	—	18
DC10	22	—	—	22
B757	72	—	—	72
A320	78	—	—	78
A319	70	4	—	74
DC9	163	—	(7)	156
RJ85*	35	—	—	35
CRJ**	114	15	—	129

Total Jet	604	22	(7)	619

* Operated and subleased by Mesaba Aviation Inc.

** Operated and subleased by Pinnacle Airlines, Inc.

*** 10 B747-200 passenger aircraft which the Company does not intend to return to service

Gross Capital Expenditures

2004E
Aircraft (including regional jets)	$1.6 B
Non-aircraft	$0.1 B
Total	$1.7 B

Percent of aircraft capital expenditures currently financed is approximately 95%.

Pension guidance

2004E
Pension contributions	$255M	*
Pension expense	$450M

* On April 15, 2004 the Company contributed $84 million to these plans, with the balance due during the second half of 2004.  As of the date of this filing, the Company anticipates that calendar year 2005 pension contributions to qualified plans will be at or below the level of pension expense for the year.